UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 7, 2005, 2005

ESPEY MFG & ELECTRONICS CORP.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	001-4383 (Commission File Number)	14-1387171 (I.R.S. Employer Identification No.)

233 Ballston Avenue Saratoga Springs, New York (Address of principal executive offices)	12866 (Zip Code)

(Registrant’s telephone number, including area code):
(518) 584-4100

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01 Other Events.

        Overview.  Espey Mfg. & Electronics Corp., a New York corporation (the “Company”) intends to file a Registration Statement on Form S-8 with respect to shares of its common stock, par value of $.33 1/3 per share. Form S-8 requires the incorporation by reference of a description of the class of securities to be offered contained in a registration statement filed under the Exchange Act, or report filed for the purpose of updating such description. No description of the Company’s common stock appears in a document available through EDGAR. Accordingly, the Company is filing this report for the purpose of updating its description of common stock.

Description of Capital Stock

        Authorized and Outstanding.  The authorized capital stock of the Company consists of 10,000,000 shares of common stock, $.33 1/3 par value. Of the 10,000,000 shares of common stock authorized, 1,151,212 shares were outstanding as of September 30, 2005.

        Voting.  Every record holder of common stock is entitled to one vote for every share on all matters to be voted on by shareholders. Directors are elected by a plurality of the votes cast (there are no cumulative voting rights) at a meeting of the shareholders. Accordingly, the holders of a majority of the common stock entitled to vote in any election of directors may elect all of the directors then standing for election. Generally, all other matters to be voted on by the shareholders must be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon (assuming a quorum being present).

        Dividends.  The holders of common stock are entitled to receive dividends if and when declared by the Board of Directors, in their discretion, out of funds legally available for such purpose.

        Other Rights.  In the event of the liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in any assets available for distribution to holders of shares of common stock. No shares of common stock are subject to preemptive, subscription, redemption or conversion rights.

        Rights Agreement.  The Company has adopted an Amended and Restated Rights Agreement, dated as of December 31, 1999, which provides for the issuance of one right to the holder of each share of common stock upon the earlier of Fifteen (15) days (or twenty-five days if extended by the Board of Directors ) after: (i) the first date of public announcement that a person or group has become the beneficial owner of 15% or more of the outstanding common stock of the Company, excluding any exempt person; or (ii) the commencement by any person or group, excluding an excluded person, of a tender or exchange offer which, if consummated for the maximum amount of securities, would result in such person or group becoming the beneficial owner of 15% or more of the outstanding common stock of the Company. Each Company right will entitle the holder to purchase one-half (1/2) of a share of common stock at an exercise price of $50.00 per share, subject to certain adjustments. The Company rights expire on December 31, 2009, unless rights are transferred, split-up, combined, exchanged or redeemed before such date. Prior to occurrence of certain events, the Company may redeem all, but not less that all, of the rights for $.01 per right, subject to adjustment for stock splits, stock dividends or similar transactions.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2005	ESPEY MFG. & ELECTRONICS CORP. By: /s/ David A. O'Neil David A. O'Neil, Treasurer and Principal Financial Officer